    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 1999

                                                      REGISTRATION NO. 333-35261
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            --------------------------------------------------------
                         POST EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3
              -----------------------------------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                          AMERICAN ECOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                          95-3889638
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                                 805 WEST IDAHO
                                    SUITE 200
                             BOISE, IDAHO 83702-8916
                                 (208) 331-8400
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                -------------------------------------------------
                            PHILLIP K. CHATTIN, ESQ.
                                 GENERAL COUNSEL
                          AMERICAN ECOLOGY CORPORATION
                                 805 WEST IDAHO
                                    SUITE 200
                             BOISE, IDAHO 83702-8916
                ------------------------------------------------
                                   COPIES TO:
                              LARRY D. BLUST, ESQ.
                                 JENNER & BLOCK
                                  ONE IBM PLAZA
                             CHICAGO, ILLINOIS 60611
                ------------------------------------------------



--------------------------------------------------------------------------------
                 DEREGISTERING 4,466,877 SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

                          AMERICAN ECOLOGY CORPORATION

                        8,379,813 Shares of Common Stock

                        ---------------------------------


        AMERICAN ECOLOGY CORPORATION hereby deregisters 4,466,877 shares of Common Stock hereby registered.

        The Registrant deregisters the 4,466,877 shares for the reason that the rights offering covered by the Registration Statement has terminated and only 3,912,936 shares of Common Stock were sold pursuant to the rights offering. An additional 1,087,060 shares of Common Stock were mandatorily converted into unregistered shares of Common Stock as a result of the rights offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on February 18, 1999.


                                                  AMERICAN ECOLOGY CORPORATION

                                                  By: /s/ JACK K. LEMLEY
                                                     ---------------------------
                                                          Jack K. Lemley
                                                     Chairman of the Board,
                                                   Chief Executive Officer and
                                                             President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                          TITLE                            DATE
---------                                          -----                            ----
/s/ JACK K. LEMLEY                        Chairman of the Board, Chief         February 18, 1999
-----------------------------------       Executive Officer, President
Jack K. Lemley                            and Director



/s/ ROBERT S. THORN                       Chief Accounting Officer             February 18, 1999
----------------------------------
Robert S. Thorn


               *                          Director                             February 18, 1999
----------------------------------
Rotchford L. Barker


               *                          Director                             February 18, 1999
----------------------------------
Paul C. Bergson


               *                          Director                             February 18, 1999
----------------------------------
Keith D. Bronstein


               *                          Director                             February 18, 1999
----------------------------------
Edward F. Heil


               *                          Director                             February 18, 1999
----------------------------------
Paul F. Schutt


               *                          Director                             February 18, 1999
----------------------------------
John J. Scoville


By: /s/ PHILLIP K. CHATTIN
----------------------------------
Phillip K. Chattin,
Attorney in Fact